Exhibit 99.1

ACETO Corporation
4 Tri Harbor Court
Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Receives Court Approval of “Stalking Horse” Agreement to Sell Rising Pharmaceuticals

to Shore Suven Pharma, Inc.

PORT WASHINGTON, N.Y., April 12, 2019 -- ACETO Corporation, an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, announced today that it has received approval from the U.S. Bankruptcy Court to sell the assets of Rising Pharmaceuticals and Rising’s subsidiaries to Shore Suven Pharma, Inc. for gross cash proceeds of $15 million, plus the assumption of operating liabilities and customer obligations related to the acquired business, on a cash-free and debt-free basis.

The sale was conducted through a Court-supervised process under Section 363 of the Bankruptcy Code. Under that process, Shore Suven Pharma’s purchase agreement served as the “stalking horse agreement” and an auction would have been conducted had the Company received qualified offers from other bidders reflecting potentially higher and/or otherwise better terms. No such bids were received prior to the bid deadline. Therefore, no auction was conducted and Shore Suven Pharma was selected as the successful bidder of the Pharma Business on March 29, 2019. The transaction is expected to close on April 19, 2019, subject to the satisfaction of certain other conditions.

“Today’s Court approval brings closure to the sales process for Rising Pharmaceuticals’ customers and employees and paves the way for a seamless transition of its portfolio, customer programs and manufacturing and drug development relationships to Shore Suven Pharma,” said William C. Kennally III, Chief Executive Officer of Aceto.

As previously announced, Aceto has also entered into a “stalking horse agreement” to sell its chemicals business through a comparable Court-supervised process. To facilitate the sale of both Rising Pharmaceuticals and its chemicals business assets, Aceto and its U.S. subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey (Newark) on February 19, 2019. The Company expects to complete the disposition of its chemicals businesses before its fiscal year end on June 30, 2019.

Additional information about Aceto’s Chapter 11 cases can be found at http://cases.primeclerk.com/Aceto and by calling 844-216-7718, a toll-free number for callers in the U.S. and Canada, or 347-761-3238, for international callers.

About ACETO

ACETO Corporation, incorporated in 1947, is focused on the global marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO’s global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws, including statements regarding the proposed sales of ACETO’s operating businesses. Generally, ACETO’s forward-looking statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. Among other statements, the statements in this press release regarding the timing for consummation of the referenced sales, the effect of the bankruptcy process, and the future operation of the Company constitute forward-looking statements. ACETO cautions you that these statements are not guarantees of future performance or events and are subject to several uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based. Potential risks, influences and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to: (i) ACETO’s ability to obtain approval with respect to motions in the Chapter 11 cases and the Bankruptcy Court’s rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, including motions and objections with respect to the pending transactions; (ii) the length of time ACETO and its U.S. subsidiaries will operate under the Chapter 11 cases; (iii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with ACETO and its U.S. subsidiaries’ ability to develop and consummate the asset purchase transactions; (iv) the potential adverse effects of the Chapter 11 cases on ACETO and its U.S. subsidiaries’ liquidity, results of operations or business prospects; (v) increased legal and advisor costs related to the Chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process; (vi) the effect of the Chapter 11 cases on the trading price in ACETO’s securities; (vii) ACETO’s ability to fulfill its obligations to its customers, suppliers and employees; (viii) the ability of ACETO employees and customers to benefit from the transaction; (ix) delays in, and objections filed by parties in interest to, completing a sale or other transaction; (x) ACETO’s access, on favorable terms, to any required financing; and (xi) other risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission (“SEC”), including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and other SEC filings, copies of which are available at www.sec.gov. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements, including, but not limited to, the consummation of the sale of ACETO’s chemicals business assets and the sale of the assets of Rising Pharmaceuticals and its subsidiaries, will transpire or occur, or, if any of them do so, what impact they will have on the results and operations or financial condition of ACETO.

All forward-looking statements attributable to ACETO or persons acting on behalf of ACETO are expressly qualified in their entirety by the foregoing cautionary statements. ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Company Contact:
Jody Burfening

Communications Consultant
jburfening@lhai.com

(212) 838-3777